Exhibit 99.1

For immediate release: 13th July 2010

BSkyB and Virgin Media complete sale of VMtv

British Sky Broadcasting (Sky; LSE: BSY) and Virgin Media (NASDAQ:VMED; LSE:VMED) today announced that Sky has completed the acquisition of Virgin Media Television (VMtv) following regulatory approval in the Republic of Ireland.  VMtv has now been re-named the Living TV Group.

In completing the acquisition, Sky has paid Virgin Media an initial £105 million.  Up to an additional £55 million will be paid on UK regulatory clearance.

Sky has acquired LIVING, LIVINGit, Challenge, Challenge Jackpot, Bravo, Bravo 2 and Virgin1 and their related websites.  Sky will not license the Virgin brand and will announce the new channel brand for Virgin1 in due course.

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For further information:

Media

Sky:

Stephen Gaynor

stephen.gaynor@bskyb.com

020 7705 3446

Virgin Media:

Gareth Mead

gareth.mead@virginmedia.co.uk

020 7299 5703

Investors

Sky:

Francesca Pierce

francesca.pierce@bskyb.com

020 7705 3337

Virgin Media:

Richard Williams

richard.williams@virginmedia.co.uk

020 7299 5479

Sam Horrocks

sam.horrocks@virginmedia.co.uk

020 7299 5353